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                                                                   EXHIBIT 10.20



                            AMENDMENT NUMBER FIVE TO
                           LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT, dated as of April 13, 2000 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of April 23, 1998 (as the same has been amended from time to time, the "Loan Agreement"), among MAI SYSTEMS CORPORATION, a Delaware corporation ("MAI") and HOTEL INFORMATION SYSTEMS, INC., a Delaware corporation ("Hotel") ( MAI and Hotel are each a "Borrower" and collectively the "Borrowers"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                 R E C I T A L S

         WHEREAS, pursuant to that certain letter agreement dated as of October 1, 1999 (the "Forbearance Letter"), Coast agreed in favor of Borrowers to a limited forbearance through December 31, 1999 (the "Limited Forbearance Period), with respect to certain Events of Default (the "Existing Defaults"), subject to certain terms and conditions, all as defined and set forth in the Forbearance Letter;

         WHEREAS, the Limited Forbearance Period has expired and the Existing Events of Default continue to exist;

         WHEREAS, Borrowers and Coast have decided to amend and restructure the Loan Agreement as set forth below which will, among other things, waive the Existing Events of Default; and

         NOW, THEREFORE, the parties hereto agree as follows:

                                A M E N D M E N T

         Section 1. The Forbearance Letter requires, among other things, that Borrowers make amortization payments with respect to the Bridge Loan in the amount of Twenty-Five Thousand Dollars ($25,000) per week. Notwithstanding the waiver of the Existing Events of Default, Borrowers and Coast agree that such amortization payments will be increased to Thirty-Five Thousand Dollars ($35,000) per week until the Bridge Loan is paid in full.

         Section 2. The Forbearance Letter requires, among other things, that Borrowers pay a monthly fee equal to $10,000 on the first of each month so long as any portion of the Bridge Loan remains unpaid. Upon the effectiveness of this Amendment, any future payments of such fee will be eliminated.

         Section 3. AMENDMENT TO SUBPARAGRAPH (a) OF SECTION 2 OF THE SCHEDULE TO THE LOAN AGREEMENT. Subparagraph (a) of Section 2 of the Schedule to the


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Loan Agreement is hereby amended by deleting such Subparagraph in its entirety and replacing it with the following:

         (a) Collection Loans in a total amount at any time outstanding not to exceed the lesser of (i) $3,360,000 (the "Reducing Collections Sublimit") or (ii) two (2) times Borrowers' aggregate monthly collections received by Coast, measured on a trailing twelve (12) month average, arising out of Receivables generated from Borrowers' software and hardware service and maintenance contracts, subject to audit, appraisal and a review of such contracts. The amount of Loans available under subsection (ii) of this paragraph will be referred to as the "Available Collections Sublimit". The Reducing Collections Sublimit will be subject to decrease, but not subject to increase, to an amount equal to the then effective Available Collections Sublimit; and"

         Section 4. AMENDMENT TO SECTION 3 OF THE SCHEDULE TO THE LOAN AGREEMENT. Pursuant to the terms of the Loan Agreement and as set forth in the Forbearance Letter, the current rates of interest on the Loans and the Bridge Loan are the default rates of interest of, the Prime Rate plus 5.25% with respect to the Loans, and the Prime Rate plus 8.00% with respect to the Bridge Loan. Upon the effectiveness of this Amendment, Borrowers and Coast agree that such default rates of interest will cease and all Loans including the Bridge Loan will thereafter accrue interest as follows, pursuant to an amended Section
3.1 of the Schedule to the Loan Agreement:

         "A rate equal to the Prime Rate plus 4.50% per annum with respect to all Loans including the Bridge Loan, calculated on the basis of a 360 day year for the actual number of days elapsed. The interest rate applicable to all Loans including the Bridge Loan shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest Prime Rate in effect during the prior month, but in no event shall the rate of interest charged on either the Loans or the Bridge Loans in any month be less than 9.00% per annum."

         Section 5. AMENDMENT TO SECTION 8.1 OF THE SCHEDULE TO THE LOAN AGREEMENT. The second paragraph of Section 8.1 of the Schedule to the Loan Agreement regarding Borrowers' Consolidated Net Worth is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

         "At all times, commencing with Borrowers' fiscal quarter ending June 30, 2000, Borrowers shall maintain a Consolidated Net Worth in an amount not less than Borrower's historical Consolidated Net Worth as of Borrowers' fiscal quarter ending March 31, 2000, as reflected in Borrower's 10-Q Statement filed with the Securities and Exchange Commission. Such Consolidated Net Worth requirement will be increased quarterly, commencing with Borrowers' fiscal quarter ending September 30, 2000, by 80% of Borrowers' consolidated after tax net income, on a cumulative basis from June 30, 2000, calculated in accordance with GAAP."

         Section 6. AMENDMENT TO SECTION 8.1 OF THE SCHEDULE TO THE LOAN AGREEMENT. The third paragraph of Section 8.1 of the Schedule to the Loan Agreement


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regarding Borrower's monthly pre-tax profit is hereby deleted in its entirety and replaced with the following net income requirement:

         "Borrowers shall attain minimum fiscal quarter ending net income, calculated in accordance with GAAP, as follows: (i) One Thousand Dollars ($1,000) for the fiscal quarter ending June 30, 2000; and (ii) Two Hundred and Fifty Thousand Dollars ($250,000) for each and every fiscal quarter thereafter, commencing with the fiscal quarter ending September 30, 2000."

         Section 7. AMENDMENT TO SECTION 8.1 OF THE SCHEDULE TO THE LOAN AGREEMENT. The fourth paragraph of Section 8.1 of the Schedule to the Loan Agreement regarding Borrowers' Debt Service Coverage Ratio is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

         "Borrowers' shall maintain a Debt Service Coverage Ratio, measured quarterly at the end of each fiscal quarter, as follows: (i) 1.05 to
         1.00 for the fiscal quarters ending June 30, 2000 and September 30, 2000; and (ii) 1.10 to 1.00 for each and every fiscal quarter thereafter, commencing with the fiscal quarter ending December 31, 2000."

         Section 8. RESTRUCTURE FEE LOAN. In consideration of Coast's entering into this Amendment, Borrowers shall pay Coast a fee in the amount of Three Hundred Thousand Dollars ($300,000) (the "Restructure Fee Loan"), which shall be fully earned upon the effectiveness of this Amendment and charged to Borrower's loan account; provided, however, such Restructure Loan Fee shall only be counted against Borrowers' loan availability to the extent that amounts have become due and payable pursuant to the weekly repayment schedule for the Restructure Loan Fee as set forth below. The Restructure Fee Loan will be paid pursuant to weekly amortization payments, each in the amount of Thirty-Five Thousand Dollars ($35,000), commencing on the earlier to occur of: (i) the thirty second (32nd) week following the effectiveness of this Amendment, or (ii) the week immediately following the repayment of the Bridge Loan in its entirety, until the Restructure Fee is paid in full.

         Section 9. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of a fully executed copy of this Amendment.

         Section 10. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrowers represent, warrant and agree that in entering into the Loan Agreement and consenting to this Amendment, they have not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

         Section 11. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.


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         Section 12. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                   BORROWER:

                                   MAI SYSTEMS CORPORATION,
                                   a Delaware corporation


                                   By
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                                            President or Vice President

                                   By
                                      ------------------------------------------
                                            Secretary or Ass't Secretary


                                   HOTEL INFORMATION SYSTEMS, INC,
                                   a Delaware corporation


                                   By
                                      ------------------------------------------
                                            President or Vice President


                                   By
                                      ------------------------------------------
                                            Secretary or Ass't Secretary

                                   COAST:

                                   COAST BUSINESS CREDIT,
                                   a division of Southern Pacific Bank


                                   By
                                      ------------------------------------------
                                   Title
                                         ---------------------------------------


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